	Fiscal Year End	2016/9/30
Vanguard Wellesley Income Fund	Latest Date	2017/1/31	<= MHM updates
	Exchange Rate
	(at the end of January 2017)	113.81

PART II-I.-5-(1) Diversification of Investment Portfolio
(Admiral Shares and Investor Shares)		(As of the end of January 2017)
Types of Assets	Name of Country	Total Market Value	Investment
		(USD)	Ratio(%)
	United States	16,654,250,055.32	33.29
Common Stocks	Canada	1,504,742,605.83	3.01
	United Kingdom	687,844,684.13	1.37
	Switzerland	405,700,649.54	0.81
	Sub-total	19,252,537,994.82	38.48
Bonds	United States	21,646,029,967.10	43.26
	United Kingdom	1,356,783,708.67	2.71
	Canada	1,077,546,970.42	2.15
	France	690,843,176.04	1.38
	Japan	655,853,405.31	1.31
	Switzerland	555,902,392.85	1.11
	Germany	527,427,707.15	1.05
	Cayman Islands	495,292,898.36	0.99
	Netherlands	489,759,410.80	0.98
	Mexico	234,379,506.16	0.47
	China	228,350,721.50	0.46
	Norway	219,165,024.11	0.44
	Korea	165,071,429.90	0.33
	Sweden	144,399,524.00	0.29
	Australia	135,446,058.67	0.27
	Israel	72,817,465.50	0.15
	Denmark	40,758,326.10	0.08
	Singapore	38,204,599.50	0.08
	United Arab Emirates	30,716,978.60	0.06
	Spain	14,771,404.00	0.03
	Hong Kong	13,043,520.00	0.03
	Sub-total	28,832,564,194.74	57.63

Mortgage/Asset Backed Bonds	United States	$1,738,858,096.32	3.48

Sub-total		$49,823,960,285.88	99.58
Cash and Other Assets
(After Deduction of Liabilities)		208,509,315.24	0.42
Total		50,032,469,601.12	100.00
(Net Asset Value)		(5,694,195 million yen)		0.00
Note 1: Total Net Asset Value for Investor Shares is:		$ [14,000,209,521.58].
Note 2: Investment ratio is calculated by dividing each asset at its market value by the total Net Asset Value of the Fund.

PART II-I-5-(3) (a) Record of Changes in Net Assets
(Investor Shares)
	Total Net Asset Value		Net Asset Value per Share
	USD (million)	Yen (million)	USD	Yen
37th Fiscal Year
Ended on September 30,	8,038	914,805	22.30	2,538
38th Fiscal Year
Ended on September 30,	7,280	828,537	19.60	2,231
39th Fiscal Year
Ended on September 30,	8,021	912,870	19.98	2,274
40th Fiscal Year
Ended on September 30,	10,061	1,145,042	21.60	2,458
41st Fiscal Year
Ended on September 30,	9,875	1,123,874	21.82	2,483
42nd Fiscal Year
Ended on September 30,	11,916	1,356,160	24.47	2,785
43rd Fiscal Year
Ended on September 30,	11,431	1,300,962	24.82	2,825
44th Fiscal Year
Ended on September 30,	11,830	1,346,372	25.65	2,919
45th Fiscal Year
Ended on September 30,	11,617	1,322,131	24.71	2,812
46th Fiscal Year
Ended on September 30,	14,175	1,613,257	26.13	2,974
2016 End of February	12,235	1,392,465	24.58	2,797
End of March	12,856	1,463,141	25.28	2,877
End of April	13,211	1,503,544	25.51	2,903
End of May	13,471	1,533,135	25.66	2,920
End of June	13,740	1,563,749	26.03	2,962
End of July	14,132	1,608,363	26.39	3,003
End of August	14,141	1,609,387	26.39	3,003
End of September	14,175	1,613,257	26.13	2,974
End of October	14,009	1,594,364	25.81	2,937
End of November	13,806	1,571,261	25.62	2,916
End of December	13,936	1,586,056	25.47	2,899
2017 End of January	14,000	1,593,340	25.54	2,907

PART II-I-5-(3) (b) Record of Dividends Paid:
(Investor Shares)
	Total Distributions (per share)
	Dollar	Yen
37th Fiscal Year
(10/1/06-09/30/07)	1.598	182
38th Fiscal Year
(10/1/07-09/30/08)	1.260	143
39th Fiscal Year
(10/1/08-09/30/09)	1.237	141
40th Fiscal Year
(10/1/09-09/30/10)	0.821	93
41st Fiscal Year
(10/1/10-09/30/11)	0.823	94
42nd Fiscal Year
(10/1/11-09/30/12)	0.785	89
43rd Fiscal Year
(10/1/12-09/30/13)	1.090	124
44th Fiscal Year
(10/1/13-09/30/14)	1.472	168
45th Fiscal Year
(10/1/14-09/30/15)	1.213	138
46th Fiscal Year
(10/1/15-09/30/16)	1.355	154
2016 February	na
March	0.162	18
April	na
May	na
June	0.187	21
July	na
August	na
September	0.175	20
October	na
November	na
December	0.495	56
2017 January	na

PART II-I-5-(3) (c) Record of Changes in Return: (Investor Share)

Fiscal Year	Annual Return
36th Fiscal Year
(10/1/05 – 09/30/06)	7.28%
37th Fiscal Year
(10/1/06 – 09/30/07)	8.87%
38th Fiscal Year
(10/1/07 – 09/30/08)	-6.46%
39th Fiscal Year
(10/1/08 – 09/30/09)	8.25%
40th Fiscal Year
(10/1/09 – 09/30/10)	12.22%
41st Fiscal Year
(10/1/10 – 09/30/11)	4.83%
42nd Fiscal Year
(10/1/11 – 09/30/12)	15.74%
43rd Fiscal Year
(10/1/12 – 09/30/13)	5.88%
44th Fiscal Year
(10/1/13 – 09/30/14)	9.27%
45th Fiscal Year
(10/1/14 – 09/30/15)	1.06%
46th Fiscal Year		a	b
(10/1/15 – 09/30/16)	11.23%	27.485
(Note) Annual Return (%) = 100 x (a – b) / b
a = Net Asset Value per share at the end of the fiscal year including total amount of distributions made during such fiscal year
b = Net Asset Value per share after distribution at the end of the previous fiscal year.

PART II-III-2 Statement of the Net Assets
(Admiral Shares and Investor Shares)
		(As of the end of January 2017)
	USD	JPY (thousands except e.)
a. Total Assets	50,619,343,043	5,760,987,432
b. Total Liabilities	586,873,442	66,792,066
c. Total Net Assets (a-b)	50,032,469,601	5,694,195,365
d. Total Number of Shares
Outstanding		1,130,374,838
e. Net Asset Value per Share	44.26	5,037
(Note 1) Total Net Assets for Investor Shares:		14,000,209,522
(Note 2) Total Number of Shares Outstanding for Investor Shares:			548,093,072
(Note 3) Net Asset Value Per Share for Investor Shares:		25.54

PART II-I-5-(4) RECORD OF SALES AND REPURCHASES
(Investor Shares)
	Number of Shares	Number of Shares	Shares
Fiscal Year	Sold	Repurchased	Outstanding
The 35th Fiscal Year	98,422	150,365	367,258
(10/1/04-09/30/05)	300,548	194,811	745,507
The 36th Fiscal Year	65,163	87,144	345,277
(10/1/05-09/30/06)	198,065	190,301	753,271
The 37th Fiscal Year	84,788	69,571	360,494
(10/1/06-09/30/07)	156,150	172,808	736,613
The 38th Fiscal Year	75,859	64,877	371,476
(10/1/07-09/30/08)	89,030	105,780	719,863
The 39th Fiscal Year	109,499	79,545	401,430
(10/1/08-09/30/09)	43,255	81,150	681,968
The 40th Fiscal Year	149,439	85,147	465,722
(10/1/09-09/30/10)	67,640	41,703	707,905
41st Fiscal Year	166,384	179,540	452,566
(10/1/10 – 09/30/11)	65,105	4,308	729,982
42nd Fiscal Year	198,789	164,462	486,893
(10/1/11– 09/30/12)	43,179	77,445	695,716
43rd Fiscal Year	143,497	169,735	460,655
(10/1/12– 09/30/13)	56,365	114,390	637,691
44th Fiscal Year	129,449	128,960	461,144
(10/1/13– 09/30/14)	73,560	126,167	585,084
45th Fiscal Year	129,803	120,906	470,041
(10/1/14– 09/30/15)	59,265	74,495	569,854
46th Fiscal Year	184,232	111,845	542,428
(10/1/15– 09/30/16)	40,115	42,489	567,480
(Note 1) Number in upper cell is in thousands.
(Note 2) Number in lower cell is the number of shares traded in Japan.

		(1) Major Portfolio Equity Shares (Top 30 Equity Shares)
		(As of the end of January 2017)

						USD
						Cost Basis		Market Value
			Name of	Type of	Number of	Price per		Price per		Investment
No.		Name of Company	Country	Business	Shares	Share	Total	Share	Total	Ratio (%)
1	594918104	Microsoft Corp.	US	Information Technology	15437220	$29.80	$460,014,341.45	$64.65	$998,016,273.00	1.99%
2	949746101	Wells Fargo & Co.	US	Financials	14809612	$38.99	$577,376,267.09	$56.33	$834,225,443.96	1.67%
3	46625H100	JPMorgan Chase & Co.	US	Financials	9557280	$40.09	$383,114,058.67	$84.63	$808,832,606.40	1.62%
4	718172109	Philip Morris International Inc.	US	Consumer Staples	7177760	$75.42	$541,344,043.56	$96.13	$689,998,068.80	1.38%
5	478160104	Johnson & Johnson	US	Health Care	5667530	$ 62.78	$355,821,868.84	$113.25	$641,847,772.50	1.28%
6	17275R102	Cisco Systems Inc.	US	Information Technology	18989060	$ 23.31	$442,576,487.83	$ 30.72	$583,343,923.20	1.17%
7	717081103	Pfizer Inc.	US	Health Care	17670247	$ 23.21	$410,025,455.86	$ 31.73	$560,676,937.31	1.12%
8	369604103	General Electric Co.	US	Industrials	1868507	$ 22.70	$424,223,751.03	$29.70	$554,946,579.00	1.11%
9	58933Y105	Merck & Co. Inc.	US	Health Care	8805270	$ 26.34	$231,904,539.65	$61.99	$545,838,687.30	1.09%
10	458140100	Intel Corp.	US	Information Technology	13654550	$ 20.22	$276,067,059.88	$36.82	$502,760,531.00	1.00%
11	25746U109	Dominion Resources Inc./VA	US	Utilities	6400870	$ 69.84	$447,055,648.48	$76.28	$488,258,363.60	0.98%
12	166764100	Chevron Corp.	US	Energy	4381740	$69.76	$305,683,602.39	$111.35	$487,906,749.00	0.98%
13	92343V104	Verizon Communications Inc.	US	Telecommunication Services	9334026	$47.96	$447,632,872.13	$49.01	$457,460,614.26	0.91%
14	G29183103	Eaton Corp. plc	US	Industrials	5818330	$52.09	$303,050,946.78	$70.78	$411,821,397.40	0.82%
15	28758	British American Tobacco plc	GB	Consumer Staples	6331853	$55.86	$353,716,467.86	$61.73	$390,853,472.22	0.78%
16	867224107	Suncor Energy Inc.	CA	Energy	12581320	$29.53	$371,509,385.77	$31.04	$390,524,172.80	0.78%
17	30231G102	Exxon Mobil Corp.	US	Energy	4450310	$72.94	$324,589,815.49	$83.89	$373,336,505.90	0.75%
18	907818108	Union Pacific Corp.	US	Industrials	3263640	$80.51	$262,739,819.52	$106.58	$347,838,751.20	0.70%
19	09247X101	BlackRock Inc.	US	Financials	925880	.27	$175,237,052.73	$373.98	$346,260,602.40	0.69%
20	580135101	McDonald's Corp.	US	Consumer Discretionary	2734690	$84.75	$231,770,906.60	$122.57	$335,190,953.30	0.67%
21	260543103	Dow Chemical Co.	US	Materials	5567490	$35.10	$195,412,652.22	$59.63	$331,989,428.70	0.66%
22	59156R108	MetLife Inc.	US	Financials	6043880	$50.91	$307,716,917.46	$54.41	$328,847,510.80	0.66%
23	32654105	Analog Devices Inc.	US	Information Technology	4344597	$38.71	$168,194,945.12	$74.94	$325,584,099.18	0.65%
24	674599105	Occidental Petroleum Corp.	US	Energy	4642670	$76.71	$356,125,353.01	$ 67.77	$314,633,745.90	0.63%
25	191216100	Coca-Cola Co.	US	Consumer Staples	7468060	$42.28	$315,755,462.27	$41.57	$310,447,254.20	0.62%
26	500754106	Kraft Heinz Co.	US	Consumer Staples	3163286	$33.70	$106,597,052.22	$89.29	$282,449,806.94	0.56%
27	904784709	Unilever NV	NL	Consumer Staples	6825790	$42.59	$290,724,346.71	$40.65	$277,468,363.50	0.55%
28	266518	TransCanada Corp.	CA	Energy	5742420	$38.54	$221,299,547.76	$47.18	$270,914,246.92	0.54%
29	H1467J104	Chubb Ltd.	US	Financials	1994143	.54	$202,493,245.98	$131.49	$262,209,863.07	0.52%
30	30040W108	Eversource Energy	US	Utilities	4704850	$41.09	$193,315,284.90	$55.32	$260,272,302.00	0.52%
31	B188TH	BCE Inc.	CA	Telecommunication Services	5676180	$43.59	$247,433,577.51	$45.08	$255,880,667.67	0.51%
32	26441C204	Duke Energy Corp.	US	Utilities	3236120	$74.37	$240,669,800.21	$78.54	$254,164,864.80	0.51%
33	02209S103	Altria Group Inc.	US	Consumer Staples	3544640	$18.37	$65,129,650.51	$71.18	$252,307,475.20	0.50%
34	710306	Novartis AG	CH	Health Care	3189865	$84.94	$270,931,232.61	$73.83	$235,499,892.47	0.47%
35	718546104	Phillips 66	US	Energy	2787930	$71.67	$199,799,224.81	$81.62	$227,550,846.60	0.45%
36	149123101	Caterpillar Inc.	US	Industrials	2296700	$81.64	$187,496,349.01	$95.66	$219,702,322.00	0.44%
37	532457108	Eli Lilly & Co.	US	Health Care	2814900	$66.49	$187,159,336.71	$77.03	$216,831,747.00	0.43%
38	98389B100	Xcel Energy Inc.	US	Utilities	5113360	$20.64	$105,537,257.99	$41.32	$211,284,035.20	0.42%
39	8916108	Agrium Inc.	CA	Materials	2050579	$96.22	$197,310,065.77	$102.91	$211,025,084.89	0.42%
40	918204108	VF Corp.	US	Consumer Discretionary	4093200	$53.87	$220,498,456.59	$51.48	$210,717,936.00	0.42%
41	713448108	PepsiCo Inc.	US	Consumer Staples	1995270	$74.18	$148,018,086.49	$103.78	$207,069,120.60	0.41%
42	88579Y101	3M Co.	US	Industrials	1174030	.62	$170,957,435.13	$174.82	$205,243,924.60	0.41%
43	65339F101	NextEra Energy Inc.	US	Utilities	1602180	.89	$168,046,991.32	$123.72	$198,221,709.60	0.40%
44	539830109	Lockheed Martin Corp.	US	Industrials	783880	$75.98	$59,560,323.87	$251.33	$197,012,560.40	0.39%
45	884903105	Thomson Reuters Corp.	CA	Financials	4230490	$30.93	$130,843,727.11	$ 44.84	$189,695,171.60	0.38%
46	57772K101	Maxim Integrated Products Inc.	US	Information Technology	4213370	$21.52	$90,672,282.29	$ 44.48	$187,410,697.60	0.37%
47	110122108	Bristol-Myers Squibb Co.	US	Health Care	3779600	$52.15	$197,087,812.83	$49.16	$185,805,136.00	0.37%
48	56585A102	Marathon Petroleum Corp.	US	Energy	3860150	$37.95	$146,487,343.08	$48.05	$185,480,207.50	0.37%
49	711038	Roche Holding AG	CH	Health Care	718303	.35	$136,731,959.44	$236.95	$170,200,757.07	0.34%
50	747525103	QUALCOMM Inc.	US	Information Technology	3132700	$67.54	$211,574,057.73	$53.43	$167,380,161.00	0.33%
51	501797104	L Brands Inc.	US	Consumer Discretionary	2705500	$ 60.39	$163,388,693.98	$60.21	$162,898,155.00	0.33%
52	911312106	United Parcel Service Inc. Class B	US	Industrials	1449330	$74.83	$108,449,672.02	$109.13	$158,165,382.90	0.32%
53	B08SNH	National Grid plc	GB	Utilities	13290088	$10.21	$135,681,486.22	$11.71	$155,669,848.11	0.31%
54	816851109	Sempra Energy	US	Utilities	1484300	$98.63	$146,394,426.31	$102.39	$151,977,477.00	0.30%
55	25243Q205	Diageo plc ADR	GB	Consumer Staples	1261460	.40	$150,613,679.52	$112.03	$141,321,363.80	0.28%
56	742718109	Procter & Gamble Co.	US	Consumer Staples	1514780	$64.21	$97,266,126.24	$87.60	$132,694,728.00	0.27%
57	54937107	BB&T Corp.	US	Financials	2524200	$44.39	$112,057,790.09	$46.19	$116,592,798.00	0.23%
58	460146103	International Paper Co.	US	Materials	1969510	$49.93	$98,336,716.75	$56.60	$111,474,266.00	0.22%
59	207730	National Bank of Canada	CA	Financials	2544300	$40.94	$104,175,239.14	$43.17	$109,827,727.95	0.22%
60	29250N105	Enbridge Inc.	CA	Energy	1804590	$ 42.50	$76,689,149.48	$42.60	$76,875,534.00	0.15%

(2) Major Portfolio Bonds/Non-equities (Top 30)
(As of the end of January 2017)

		Name of		Interest Maturity		USD	USD	Investment
CUSIPs	Name of Issue	Country	Type	Rate (%)	Date (y-m-d)	Cost Basis	Market Value	Ratio (%)
1. 912828F39	United States Treasury Note/Bond	US	Government Treasury	1.750%	9/30/2019	$671,455,958.21	$ 670,925,150.00	1.34%
2. 912828D98	United States Treasury Note/Bond	US	Government Treasury	1.000%	9/15/2017	$631,769,032.04	$ 630,397,421.80	1.26%
3. 912828RH5	United States Treasury Note/Bond	US	Government Treasury	1.375%	9/30/2018	$555,710,489.85	$ 557,702,082.60	1.11%
4. 912810RG5	United States Treasury Note/Bond	US	Government Treasury	3.375%	5/15/2044	$354,187,325.79	$ 342,357,671.25	0.68%
5. 912828XH8	United States Treasury Note/Bond	US	Government Treasury	1.625%	6/30/2020	$261,247,385.74	$ 258,396,392.10	0.52%
6. 912828J27	United States Treasury Note/Bond	US	Government Treasury	2.000%	2/15/2025	$227,445,907.81	$ 224,701,153.60	0.45%
7. 36164QNA2	GE Capital International Funding Co.	US	Finance Companies	4.418%	11/15/2035	$213,489,968.39	$ 220,069,701.72	0.44%
8. 912828Q45	United States Treasury Note/Bond	US	Government Treasury	0.875%	3/31/2018	$217,001,328.13	$ 216,865,460.00	0.43%
9. 912810RB6	United States Treasury Note/Bond	US	Government Treasury	2.875%	5/15/2043	$168,208,615.02	$ 197,266,795.81	0.39%
10. 035242AM8	Anheuser-Busch InBev Finance Inc.	US	Consumer Non-Cyclical	4.700%	2/1/2036	$159,157,782.40	$ 167,694,871.65	0.34%
11. 912828Q37	United States Treasury Note/Bond	US	Government Treasury	1.250%	3/31/2021	$161,038,125.01	$ 158,507,280.00	0.32%
12. 912828XP0	United States Treasury Note/Bond	US	Government Treasury	0.625%	7/31/2017	$152,892,891.01	$ 152,975,520.00	0.31%
13. 035242AN6	Anheuser-Busch InBev Finance Inc.	US	Consumer Non-Cyclical	4.900%	2/1/2046	$143,881,882.75	$ 146,888,218.75	0.29%
14. 912810RQ3	United States Treasury Note/Bond	US	Government Treasury	2.500%	2/15/2046	$157,473,346.88	$ 145,280,180.50	0.29%
15. 748149AJ0	Province of Quebec	CA	Foreign Local Governm	2.500%	4/20/2026	$134,352,082.55	$ 128,511,800.85	0.26%
16. 912828UA6	United States Treasury Note/Bond	US	Government Treasury	0.625%	11/30/2017	$123,069,734.38	$ 123,007,808.00	0.25%
17. 06367XD24	Bank of Montreal	CA	Asset Backed	2.500%	1/11/2022	$121,946,553.00	$ 121,841,375.00	0.24%
18. 02005AER5	Ally Master Owner Trust Series 2014-5	US	Asset Backed	1.600%	10/15/2019	$117,742,798.17	$ 117,905,133.20	0.24%
19. 912810RE0	United States Treasury Note/Bond	US	Government Treasury	3.625%	2/15/2044	$102,139,992.19	$ 110,056,500.00	0.22%
20. 912828K74	United States Treasury Note/Bond	US	Government Treasury	2.000%	8/15/2025	$109,506,567.97	$ 106,145,866.20	0.21%
21. 6174467U7	Morgan Stanley	US	Banking	2.125%	4/25/2018	$104,325,876.00	$ 104,806,116.00	0.21%
22. 89114QBC1	Toronto-Dominion Bank	CA	Banking	2.500%	12/14/2020	$97,924,686.06	$98,158,213.00	0.20%
23. 912828P46	United States Treasury Note/Bond	US	Government Treasury	1.625%	2/15/2026	$103,025,276.95	$98,076,300.00	0.20%
24. 31418CCH5	Fannie Mae Pool	US	Asset Backed	3.000%	10/1/2046	$102,245,080.96	$97,591,744.47	0.20%
25. 68323ADP6	Province of Ontario	CA	Foreign Local Governm	2.500%	4/27/2026	$100,029,524.00	$96,759,496.00	0.19%
26. 822582BF8	Shell International Finance BV	NL	Energy	4.375%	5/11/2045	$99,052,289.10	$96,709,053.00	0.19%
27. 02005ACW6	Ally Master Owner Trust Series 2012-5	US	Asset Backed	1.540%	9/15/2019	$95,752,683.54	$95,880,569.00	0.19%
28. 912828R36	United States Treasury Note/Bond	US	Government Treasury	1.625%	5/15/2026	$91,946,870.32	$91,711,752.00	0.18%
29. 05565EAM7	BMW US Capital LLC	DE	Consumer Cyclical	2.250%	9/15/2023	$92,712,630.00	$89,484,600.00	0.18%
30. 03523TAN8	Anheuser-Busch InBev Worldwide Inc.	US	Consumer Non-Cyclical	5.375%	1/15/2020	$91,903,614.00	$88,543,728.00	0.18%